October 5, 2018 Dear Fellow Stockholder, As you may know, InvenTrust owns properties that were in the path of Hurricane Florence and our thoughts and prayers go out to everyone battling through the flood waters and wind damage to rebuild their lives. We applaud the members of law enforcement and medical personnel who are working tirelessly to aid the communities impacted by the storm. As in the past, our top priority is the safety of our tenants and employees. After evaluating the centers affected by the storms, our properties only sustained minor wind and water damage and all are open for business to help the near-by communities recover and return to normal. We will continue to work with tenants to provide them the support and assistance they need to keep their businesses open and provide product and services to their communities. I applaud the hard work and dedication of the InvenTrust team to prepare our properties and tenants for the weather events, which occurred the past two years. Their efforts were crucial in limiting the damage our centers sustained and keeping our tenants open for business. InvenTrust Completes its Third Dutch Tender On September 18th, the Company announced the final results of its modified “Dutch Auction” tender offer. IVT accepted for purchase 46,421,060 shares of its common stock at a purchase price of $2.10 per share, for an aggregate cost of approximately $97.5 million. The 46,421,060 shares accepted for purchase in the Offer represent approximately 6.0% of the Company’s currently issued and outstanding shares of common stock. The paying agent, DST Systems, Inc., promptly issued payment for shares validly tendered and accepted for purchase in accordance with the terms and conditions of the Offer. Shares tendered and not accepted for purchase will be returned promptly to stockholders. We believe this tender offer was an appropriate use of capital that balanced the execution of our long- term strategy and the ability to accommodate the desires of some of our stockholders looking for liquidity. Stockholders maintaining their position in IVT will benefit in a number of ways. Stockholders will continue to receive their quarterly distributions as well as benefit from the Company’s repurchase of shares at an accretive discount to our current estimated share value. We also believe stockholders will benefit from our continued execution of our long-term portfolio strategy and in place capital structure. Over the last 18 months, IVT has put significant focus and effort into transforming and concentrating our portfolio into a high-quality, grocery-anchored portfolio with a best-in-class capital structure. We are confident InvenTrust has the right centers in the right markets to drive value for our stockholders, and our capital structure will allow us to continue to explore liquidity opportunities for our stockholders in the future. Overall, we believe the results of the tender show that our stockholders have confidence in the Company’s portfolio strategy and support our investment thesis.

3rd Quarter Cash Distribution For the third quarter of 2018 a cash distribution equaling $0.0179 per share was paid out to all shareholders of record. If you have invested through a trustee, a distribution statement is enclosed. As always please feel free to contact us with any questions at 855-377-0510 or investorrelations@inventrustproperties.com. Get Online Access and Go Paperless If you would like to receive your quarterly distribution letter, account statement and other stockholder communications electronically, please sign up for our e-delivery program. Stockholders will be notified by e- mail when a new document becomes available and you will be able to access it from your online account. The registration process is simple, just email investorrelations@inventrustproperties.com or call 855-377-0510 to register. For those that have already enrolled in our e-delivery program, thank you. If your account is managed by Ameriprise Financial or LPL Financial, please use their proprietary portals to access your account online. As always, I thank you for your investment in InvenTrust. Sincerely, INVENTRUST PROPERTIES CORP. Thomas P. McGuinness President, CEO Forward-Looking Statements in this letter, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future and are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain and involve known and unknown risks that are difficult to predict. For a discussion of factors that could materially affect the outcome of the Company’s forward-looking statements and our future results and financial condition, see the Risk Factors included in the Company’s most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the Securities and Exchange Commission. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. You are cautioned not to place undue reliance on any forward-looking statements, which are made as of the date of this letter. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect actual results, new information, future events, changes in assumptions, or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward looking statements.